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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               SEPTEMBER 30, 1999

                          TOREADOR ROYALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
       DELAWARE                        0-2517                                75-0991164
(STATE OF INCORPORATION)         (COMMISSION FILE NO.)             (IRS EMPLOYER IDENTIFICATION NO.)
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                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 559-3933



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 30, 1999, Toreador Royalty Corporation ("Toreador") purchased certain oil and gas royalty interests located in Arkansas, California, Kansas and Michigan (the "Assets") from Conoco, Inc. ("Conoco"), pursuant to a written offer by Toreador and a letter of acceptance from Conoco. The purchase price for the Assets was $3,215,000. The effective date of the purchase was August 1, 1999.

         The purchase price for the Assets was funded with the Company's available cash ($600,000) and a loan from Compass Bank, Dallas ($2,615,000).

         In connection with the borrowings to finance the acquisition of the Assets, a new Credit Agreement was entered into with Compass Bank providing for a revolving line of credit of up to $25,000,000 (previously $10,000,000). The borrowers under the credit financing are Toreador, Toreador Exploration & Production, Inc., a wholly-owned subsidiary of Toreador ("Toreador Exploration"), and Tormin, Inc., a wholly-owned subsidiary of Toreador ("Tormin"). The loan is a revolving note which matures on October 1, 2002. The loan bears interest equal to the CBIR rate charged by the lender less 1/4%, which is currently 8% per annum, payable monthly. The currenT borrowing base under the facility is $10,500,000, subject to adjustment depending upon the underlying collateral value. The credit facility agreement contains various representations, warranties and covenants of the borrowers customary for a loan of this type. The loan is secured by a pledge of the Company's assets, including the eighty-eight (88) most valuable properties within the Assets.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10.1 Credit Agreement effective September 30, 1999, between Compass Bank, as Lender, and Toreador Royalty Corporation, Toreador Exploration & Production, Inc., and Tormin, Inc., as Borrowers, and Toreador Acquisition Corporation, as Guarantor.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                TOREADOR ROYALTY CORPORATION


Date:    October 27, 1999       By: /S/ G. THOMAS GRAVES III
                                    --------------------------------------------
                                    Name:  G. Thomas Graves III
                                    Title: President and Chief Executive Officer


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                               INDEX TO EXHIBITS


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
EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
10.1        Credit Agreement effective September 30, 1999, between Compass Bank, as Lender, and Toreador Royalty Corporation, Toreador Exploration &
            Production, Inc., and Tormin, Inc., as Borrowers, and Toreador
            Acquisition Corporation, as Guarantor.
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